Exhibit 99.1

August 17, 2022

For immediate release

BVRT Utility Holding Company Subsidiary Enters into Long-Term Water Supply Agreement, Expanding Customer Growth Opportunities Near Austin, Texas

California Water Service Group Subsidiary Texas Water Service, Majority Investor of BVRT Utility Holding Company, Grows Investment in Lone Star State

SAN JOSE, Calif.— California Water Service Group (NYSE: CWT) announced today that Camino Real Utility (Camino Real), a wholly owned subsidiary of BVRT Utility Holding Company (BVRT), has entered into a long-term water supply agreement with the Guadalupe Blanco River Authority (GBRA), a water conservation and reclamation district established by the Texas Legislature that oversees water resources for 10 counties.

Under the terms of the agreement with GBRA, Camino Real will receive up to 2,419 acre-feet of potable water annually. The GBRA agreement involves four off-takers, including Camino Real, and GBRA plans to extend a potable water pipeline from the City of Lockhart to the City of Mustang Ridge and surrounding areas. Camino Real will be the utility service provider in this fast-growing area of the Austin metropolitan region and will provide potable water, recycled water, and wastewater services to portions of the City of Mustang Ridge and surrounding areas. GBRA plans to extend a water supply pipeline from Lockhart, Texas, into the Mustang Ridge area. Camino Real will invest over $40 million in capital in the first phase of the water supply pipeline project as one of four off-takers.

California Water Service Group subsidiary, Texas Water Service, is the majority equity investor in BVRT, a Texas-based utility development company owning and operating six wastewater utilities that serve growing communities outside of Austin and San Antonio.

“We are pleased to be growing our investment in Texas, in a dynamic area with considerable opportunities for growth,” said Martin A. Kropelnicki, California Water Service Group President and Chief Executive Officer.

Texas Water Service is investing funds to enable BVRT to continue to build its water and wastewater infrastructure. The company is actively and aggressively pursuing additional opportunities to build and enhance water and wastewater infrastructure.

“BVRT is an excellent partner with key strategic relationships in this growing part of Texas. Our Texas Water Service team looks forward to working with BVRT to provide more people with the reliable utility services that are vital to every community’s success,” Kropelnicki said.

About California Water Service Group

California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2 million people in California, Hawaii, New Mexico, Texas, and Washington. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability of Camino Real and GBRA to operate under the water supply agreement in an efficient and effective manner as well as to execute on project expansion plans; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contact

Tom Smegal (analysts)

tsmegal@calwater.com

408-367-8200

Yvonne Kingman (media)

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310-257-1434